                                                                     Exhibit 4.3
                               (Face of Security)

REGISTERED                                                            REGISTERED

No. ________                                                        $___________

                                     CUSIP

                      SEE REVERSE FOR CERTAIN DEFINITIONS

                          THE PROGRESSIVE CORPORATION

                            % [NOTE][DEBENTURE] DUE

         THE PROGRESSIVE CORPORATION, an Ohio corporation (the "Issuer"), for value received, hereby promises to pay to or registered assigns, at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, the principal sum of

dollars on            ,    , in such coin or currency of the United States of
America as at the time of payment shall be legal tender for the payment of
public and private debts, and to pay interest semiannually on            and
       of each year, commencing on            ,     , on said principal sum
at said office or agency, in like coin or currency, at the rate per annum
specified in the title of this                , from the             or
the            , as the case may be, next preceding the date of
this                 to which interest has been paid, unless the date hereof
is a date to which interest has been paid, in which case from the date of
this                  , or unless no interest has been paid on
the                 , in which case from        , , until payment of said
principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, if the date hereof is after
the      day of           or               , as the case may be, and before the
following                  or              , this shall bear interest from
such         or              ; provided, that if the Issuer shall  default
in the payment of interest due on such                or         , then
this                 shall bear interest from the next preceding        or
to which interest has been paid or, if no interest has been paid on this       ,
from             ,         . The interest so payable on any         or
will, subject to certain exceptions provided in the Indenture referred to on the
reverse hereof, be paid to the person in whose name this                     is
registered at the close of business on the         or                        ,
as the case may be, next preceding such            or                .

         Reference is made to the further provisions of this set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This                    shall not be valid or become obligatory for
any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.
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         IN WITNESS WHEREOF, The Progressive Corporation has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        THE PROGRESSIVE CORPORATION

[CORPORATE SEAL]                        By:
                                        President and Chief Executive Officer


Attest:

         Secretary

Dated:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

                                        STATE STREET BANK AND TRUST COMPANY
                                          as Trustee

                                        By:
                                        Authorized Signatory
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                               (Back of Security)

                          THE PROGRESSIVE CORPORATION

                                  %        DUE

         This                is one of a duly authorized issue of debentures,
notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of September 15, 1993, as heretofore supplemented and amended (herein called the "Indenture"), between the Issuer and State Street Bank and Trust Company, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and
may otherwise vary as in the Indenture provided. This                 is one of
a series designated as the        %            Due            of the Issuer,
limited in aggregate principal amount to $              .

         In case an Event of Default, as defined in the Indenture, with respect
to the        %            Due           shall have occurred and be continuing,
the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 66 2/3 % in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the
Holder of this         (unless revoked as provided in the Indenture) shall be
conclusive and binding upon such Holder and upon all future Holders and owners
of this             and any                 which may be issued in exchange or
substitution herefor,  irrespective of whether or not any notation thereof is
made upon this           or such other                  .

         No reference herein to the Indenture and no provision of this or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this in the manner, at the respective times, at the rate and in the
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coin or currency herein prescribed.

         The              are issuable in registered form without coupons in
denominations of $1,000 and any integral multiple of $1,000 at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, and in the manner and subject to the limitations provided in the Indenture, but
without the payment of any service charge.                   may be exchanged
for a like aggregate principal amount of                  of other authorized
denominations.

         [The                    are not subject to redemption at the option of
the Issuer or through the operation of a sinking fund.]

         Upon due presentment for registration of transfer of this
at the office or agency of the Issuer at the office of the Trustee in Boston,
Massachusetts, a new                     or                 of authorized
denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner
of this                   (whether or not this                 shall be overdue
and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the
Issuer in the Indenture or any indenture supplemental thereto or in any        ,
or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.
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                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties                    CUST  -  Custodian
JT TEN  - as joint tenants with right of
          survivorship and not as
          tenants                            UNIF GIFT MIN ACT  -  Uniform Gifts
          in common                                                to Minors Act

                                                                 _______________
                                                                    (State)


     Additional abbreviations may also be used though not in the above list.

                     _____________________________________

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

      _____________________
_____|_____________________|__________________________________________

______________________________________________________________________
              Please print or typewrite name and address including
                          postal zip code of assignee

______________________________________________________________________
the within        and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________
___________________ attorney to transfer said                on the books of the
Issuer, with full power of substitution in the premises.


Dated:___________________           __________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.